U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 19, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#422, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02  Termination of a Material Definitive Agreement

Rescission and Cancellation of Big North Acquisition:

On September 9, 2013, American Graphite Technologies Inc. (the “Company”) had entered into a unit subscription agreement with Big North Graphite Corp., whereby the Company acquired a total of 2.666,667 units at $0.075 per unit, each unit consisting of one shares and one half of one warrant, entitling the holder to purchase one warrant share for a period of twenty-four months (24) from closing at a price of $0.12 per warrant share.

On September 19, 2013, the Company and Big North Graphite Corp. (“Big North”) agreed to rescind and cancel the above described previously announced expedited private placement (the “Offering”) of 2,666,667 units for gross proceeds of $200,000 (see Form 8-K filed with the Securities and Exchange Commission on  September 16, 2013).  The proceeds paid by the Company in connection with the Offering have been returned by Big North  to the Company.  No shares were issued to the Company by Big North and no shares will be issued as the Offering will not be finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: September 24, 2013	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Secretary, Treasurer and Director